Exhibit 99.906CERT

Section 906 Certification

The following  certification is provided by the undersigned  Principal Executive Officer  and  Principal  Financial  Officer of  Registrant  on the basis of such officers’  knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted  pursuant to Section 906 of the  Sarbanes-Oxley  Act of 2002.

Certification

In  connection  with  the  Annual   Report  of  Janus  Adviser  Series  (the “Registrant”) on Form N-CSR for the period ended July 31, 2007, as filed with the Securities and Exchange Commission on September 27, 2007 (the “Report”), we, Andrew J. Iseman,  Principal Executive Officer of the Registrant, and Jesper Nergaard,  Principal  Accounting Officer and Principal  Financial Officer of the Registrant,  hereby  certify,  pursuant to 18 U.S.C. Section  1350,  as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Andrew J. Iseman
President and Chief Executive Officer of Janus Adviser Series (Principal
Executive Officer)
September 27, 2007

/s/ Jesper Nergaard
Vice President, Chief Financial Officer, Treasurer and Principal Accounting
Officer of Janus Adviser Series (Principal Accounting Officer and Principal
Financial Officer)
September 27, 2007